Exhibit 10.3

2006 EQUITY INCENTIVE PLAN
As amended and restated January 13, 2009

1.	PURPOSE.

This 2006 Equity Incentive Plan is intended to provide incentive to Employees and Directors of ABM Industries Incorporated (the “Company”) and its eligible Affiliates, to encourage proprietary interest in the Company and to encourage Employees and Directors to remain in the service of the Company or its Affiliates.

2.	DEFINITIONS.

(a) “Administrator” means the Board or the Committee appointed to administer the Plan, or a delegate of the Board as provided in Section 4(c).

(b) “Affiliate” means any entity, whether a corporation, partnership, joint venture or other organization that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

(c) “After-Tax Amount” means any amount to be received by an Executive in connection with a Change in Control determined on an after-tax basis taking into account the excise tax imposed pursuant to Code Section 4999, or any successor provision thereto, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income and employment taxes.

(d) “Award” means any award of an Option, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or an Other Share-Based Award under the Plan.

(e) “Award Agreement” means the agreement between the Company and the recipient of an Award which contains the terms and conditions pertaining to the Award.

(f) “Beneficiary” means a person designated as such by a Participant or a Beneficiary for purposes of the Plan or determined with reference to Section 20.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means (i) theft or dishonesty, (ii) more than one instance of neglect or failure to perform employment duties, (iii) inability or unwillingness to perform employment duties for an Employer, (iv) insubordination, (v) abuse of alcohol or other drugs or substances affecting Participant’s performance of his or her employment duties, (vi) the breach of an employment agreement, including covenants not to compete, or any other agreement between Participant and an Employer, (vii) the breach of fiduciary duties to an Employer or any securities laws applicable to the Company, (viii) other misconduct, unethical or unlawful activity, (ix) being charged with a crime involving a fraud, embezzlement or theft in connection with Participant’s duties or in the course of Participant’s employment with an Employer, (x) a conviction of or plea of “guilty” or “no contest” to a felony under the laws of the United States or any state thereof, or (xi) a conviction of or plea of “guilty” or “no contest” to a misdemeanor involving a crime of moral turpitude under the laws of the United States or any state thereof.

(i) “Change in Control” means, unless otherwise set forth in an award agreement, that any of the following events occurs:

(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) (A) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 35% of the combined voting power of the then-outstanding Voting Stock of the Company or succeeds in having nominees as directors elected in an “election contest” within the meaning of Rule 14a-12(c) under the Exchange Act and (B) within 18 months thereafter, individuals who were members of the Board of Directors of the Company immediately prior to either such event cease to constitute a majority of the members of the Board of Directors of the Company;

(ii) a majority of the Board ceases to be comprised of Incumbent Directors; or

(iii) the consummation of a reorganization, merger, consolidation, plan of liquidation or dissolution, recapitalization or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the stock or assets of another Company, or other transaction (each, a “Business Transaction”), unless, in any such case, (A) no Person (other than the Company, any entity resulting from such Business Transaction or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Transaction) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction and (B) at least one-half of the members of the Board of Directors of the entity resulting from such Business Transaction were Incumbent Directors at the time of the execution of the initial agreement providing for such Business Transaction.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Committee” means the Officer Compensation and Stock Option Committee of the Board.

(l) “Common Stock” means the $.01 par value common stock of the Company.

(m) “Company” means ABM Industries Incorporated, a Delaware Company.

(n) “Covered Employee” shall have the meaning assigned in Code Section 162(m), as amended, which generally includes the chief executive officer or any Employee whose total compensation for the taxable year is required to be reported to shareholders under the Exchange Act by reason of such Employee being among the four highest compensated officers for the taxable year (other than the chief executive officer).

(o) “Director” means a director of the Company.

(p) “Disability” or “Disabled” means, unless otherwise set forth in an award agreement, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(q) “Employee” means an individual employed by the Company or an Affiliate (within the meaning of Code Section 3401 and the regulations thereunder).

(r) “Employer” means the Company or an Affiliate, which is the employer of a Participant.

(s) “Excess Parachute Payment” means a payment that creates an obligation for an Executive to pay excise taxes under Code Section 280G or any successor provision thereto.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Exercise Price” means the price per Share of Common Stock at which an Option or Stock Appreciation Right may be exercised.

(v) “Fair Market Value” of a Share as of a specified date means the closing price at which Shares are traded on such date as reported in the New York Stock Exchange composite transactions published in the Wall Street Journal, or if no trading of Shares is reported for that day, on the next following day on which trading is reported; provided that for purposes of determining the exercise price of an Incentive Stock Option the Fair Market Value of a Share as of the date of grant means the average of the opening and closing price at which Shares are traded on such date as reported in the New York Stock Exchange composite transactions published in the Wall Street Journal, or if no trading of Shares is reported for that day, on the next preceding day on which trading was reported.

(w) “Family Member” means any person identified as an “immediate family” member in Rule 16(a)-1(c) of the Exchange Act, as such Rule may be amended from time to time. Notwithstanding the foregoing, the Administrator may designate any other person(s) or entity(ies) as a “family member.”

(x) “Full Value Award” means an Award denominated in Shares that does not provide for full payment in cash or property by the Participant.

(y) “Incentive Stock Option” means an Option described in Code Section 422(b).

(z) “Incumbent Directors” means the individuals who, as of the date of adoption of this Plan, are Directors of the Company and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by the Company’s shareholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(aa) “Nonqualified Stock Option” means an Option not described in Code Section 422(b) or 423(b).

(bb) “Option” means a stock option granted pursuant to Section 7.

(cc) “Other Share-Based Award” means an Award granted pursuant to Section 12.

(dd) “Outside Director” means a Director who is not an Employee.

(ee) “Participant” means an Employee or Director who has received an Award.

(ff) “Performance Shares” means an Award denominated in Shares granted pursuant to Section 11 that may be earned in whole or in part based upon attainment of performance objectives established by the Administrator pursuant to Section 14.

(gg) “Plan” means this 2006 Stock Incentive Plan.

(hh) “Prior Plans” means the Company’s 2002 Price-Vested Stock Option Plan, the 1996 Price-Vested Stock Option Plan and the Time-Vested Stock Option Plan.

(ii) “Purchase Price” means the Exercise Price times the number of whole Shares with respect to which an Option is exercised.

(jj) “Restricted Stock” means Shares granted pursuant to Section 9.

(kk) “Restricted Stock Unit” means an Award denominated in Shares granted pursuant to Section 10 in which the Participant has the right to receive a specified number of Shares over a specified period of time.

(ll) “Retirement” means the voluntary termination of Employment by an Employee at (i) age 60 or (ii) age 55 or older at a time when age plus years of service equals or exceeds 65.

(mm) “Share” means one share of Common Stock, adjusted in accordance with Section 18 (if applicable).

(nn) “Share Equivalent” means a bookkeeping entry representing a right to the equivalent of one Share.

(oo) “Stock Right” means a right to receive an amount equal to the value of a specified number of Shares which will be payable in Shares or cash as established by the Administrator.

(pp) “Subsidiary” means any company in an unbroken chain of companies beginning with the Company if each of the companies other than the last company in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other Companies in such chain.

3.	EFFECTIVE DATE.

This Plan was adopted by the Board on January 10, 2006, to be effective on the date the Plan is approved by the Company’s shareholders.

4.	ADMINISTRATION.

(a) Administration with respect to Outside Directors.  With respect to Awards to Outside Directors, the Plan shall be administered by the Board or the Governance Committee of the Board. Notwithstanding the foregoing, all Awards made to members of the Governance Committee of the Board shall be approved by the Board.

(b) Administration with respect to Employees.  With respect to Awards to Employees, the Plan shall be administered by the Board or the Committee.

(i) If any member of the Committee does not qualify as an “outside director” for purposes of Code Section 162(m), Awards under the Plan for the Covered Employees shall be administered by a subcommittee consisting of each Committee member who qualifies as an “outside director.” If fewer than two Committee members qualify as “outside directors,” the Board shall appoint one or more other Board members to such subcommittee who do qualify as “outside directors,” so that the subcommittee will at all times consist of two or more members all of whom qualify as “outside directors” for purposes of Code Section 162(m).

(ii) If any member of the Committee does not qualify as a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act, then Awards under the Plan for the executive officers of the Company and Directors shall be administered by a subcommittee consisting of each Committee member who qualifies as a “non-employee director.” If fewer than two Committee members qualify as “non-employee directors,” then the Board shall appoint one or more other Board members to such subcommittee who do qualify as “non-employee directors,” so that the subcommittee will at all times consist of two or more members all of whom qualify as “non-employee directors” for purposes of Rule 16b-3 promulgated under the Exchange Act.

(c) Delegation of Authority to an Officer of the Company.  The Board may delegate to an officer or officers of the Company the authority to administer the Plan with respect to Awards made to Employees who are not subject to Section 16 of the Exchange Act.

(d) Powers of the Administrator.  The Administrator shall from time to time at its discretion make determinations with respect to Employees and Directors who shall be granted Awards, the number of Shares or Share Equivalents to be subject to each Award, the vesting of Awards, the designation of Options as Incentive Stock Options or Nonqualified Stock Options and other conditions of Awards to Employees and Directors.

The interpretation and construction by the Administrator of any provisions of the Plan or of any Award shall be final. No member of a Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

(e) Claims Administration.  Notwithstanding the foregoing, within 30 days after a Change in Control, the Committee shall appoint an independent committee consisting of at least three current (as of the effective date of such event) or former officers and Directors of the Company, which shall thereafter administer all claims for benefits under the Plan. Upon such appointment the Administrator shall cease to have any responsibility for claims administration under the Plan but shall continue to administer the Plan.

5.	ELIGIBILITY.

Subject to the terms and conditions set forth below, Awards may be granted to Employees and Directors. Notwithstanding the foregoing, only employees of the Company and its Subsidiaries may be granted Incentive Stock Options.

(a) Ten Percent Shareholders.  An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries is not eligible to receive an Incentive Stock Option pursuant to this Plan. For purposes of this Section 5(a) the stock ownership of an Employee shall be determined pursuant to Code Section 424(d).

(b) Number of Awards.  A Participant may receive more than one Award, including Awards of the same type, but only on the terms and subject to the restrictions set forth in the Plan. Subject to adjustment as provided in Section 18, the maximum aggregate number of Shares or Share Equivalents that may be subject to Awards to a Participant in any calendar year is 1,000,000 Shares. Notwithstanding the foregoing, for any one Share granted pursuant to a Full Value Award, 2.12 fewer Shares may be made subject to Awards to that Participant in that calendar year.

6.	STOCK.

The stock subject to Awards granted under the Plan shall be Shares of the Company’s authorized but unissued or reacquired Common Stock. The aggregate number of Shares subject to Awards issued under this Plan shall not exceed 7,879,265 Shares. Notwithstanding the foregoing, for any one Share issued in connection with a Full Value Award, 2.12 fewer Shares will be available for issuance in connection with future Awards. If any outstanding Option under the Plan or any outstanding stock option grant under the Prior Plans for any reason expires or is terminated or any Restricted Stock or Other Share-Based Award is forfeited and under the terms of the expired or terminated Award the Participant received no benefits of ownership during the period the Award was outstanding, then the Shares allocable to the unexercised portion of such Option or the forfeited Restricted Stock or Other Share-Based Award may again be subjected to Awards under the Plan. The following Shares may not again be made available for issuance under the Plan: Shares not issued or delivered as a result of the net exercise of a Stock Appreciation Right or Option and Shares used to pay the withholding taxes related to an Award.

The limitations established by this Section 6 shall be subject to adjustment as provided in Section 18.

7.	TERMS AND CONDITIONS OF OPTIONS.

Options granted to Employees and Directors pursuant to the Plan shall be evidenced by written Option Agreements in such form as the Administrator shall determine, subject to the following terms and conditions:

(a) Number of Shares.  Each Option shall state the number of Shares to which it pertains, which shall be subject to adjustment in accordance with Section 18.

(b) Exercise Price.  Each Option shall state the Exercise Price, determined by the Administrator, which shall not be less than the Fair Market Value of a Share on the date of grant, except as provided in Section 18.

(c) Medium and Time of Payment.  The Purchase Price shall be payable in full in United States dollars upon the exercise of the Option; provided that with the consent of the Administrator and in accordance with its rules and regulations, the Purchase Price may be paid by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and Shares, or in such acceptable form of payment as approved by the Administrator, so long as the total of the cash and the Fair Market Value of the Shares surrendered equals the Purchase Price. No Shares shall be issued until full payment has been made.

(d) Term and Exercise of Options; Nontransferability of Options.  Each Option shall state the date after which it shall cease to be exercisable. No Option shall be exercisable after the expiration of seven years from the date it is granted or such lesser period established by the Administrator. An Option shall, during a Participant’s lifetime, be exercisable only by the Participant. No Option or any right granted thereunder shall be transferable by the Participant by operation of law or otherwise, other than by will or the laws of descent and distribution. Notwithstanding the foregoing, (i) a Participant may designate a Beneficiary to succeed, after the Participant’s death, to all of the Participant’s Options outstanding on the date of death; (ii) a Nonstatutory Stock Option or any right granted thereunder may be transferable pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act; and (iii) any Participant may voluntarily transfer any Nonstatutory Stock Option to a Family Member as a gift or through a transfer to an entity domiciled in the United States in which more than 50% of the voting or beneficial interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. In the event of any attempt by a Participant to alienate, assign, pledge, hypothecate or otherwise dispose of an Option or of any right thereunder, except as provided herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company at its election may terminate the affected Option by notice to the Participant and the Option shall thereupon become null and void.

(e) Termination of Employment.  In the event that a Participant who is an Employee ceases to be employed by the Company or any of its Affiliates for any reason, such Participant (or in the case of death, such Participant’s designated Beneficiary) shall have the right (subject to the limitation that no option may be exercised after its stated expiration date) to exercise the Option either:

(i) within four months after such termination of employment; or

(ii) in the case of Retirement or death, within one year after the date thereof; or

(iii) in the case of Disability, within one year from the date the Committee or its delegate determines that the Participant is Disabled; or

(iv) on such other terms established by the Committee in the Agreement or otherwise prior to termination to the extent that, at the date of termination of employment, the Option had vested pursuant to the terms of the Option Agreement with respect to which such Option was granted and had not previously been exercised. However, in addition to the rights and obligations established in Section 16 below, if the employment of a Participant is terminated by the Company or an Affiliate by reason of Cause, such Option shall cease to be exercisable at the time of the Participant’s termination of employment. The Administrator (or its delegate) shall determine whether a Participant’s employment is terminated by reason of Cause. In making such determination the Administrator (or its delegate) shall act fairly and shall give the Participant an opportunity to be heard and present evidence on his or her behalf. If a Participant’s employment terminates for reasons other than Cause, but Cause is discovered after the termination and is determined to have occurred by the Administrator (or its delegate), all outstanding Options shall cease to be exercisable upon such determination.

For purposes of this Section, the employment relationship will be treated as continuing while the Participant is on military leave, sick leave (including short-term disability) or other bona fide leave of absence (to be determined in the sole discretion of the Administrator, in accordance with rules and regulations construing Code Sections 422(a)(2) and 409A). Notwithstanding the foregoing, in the case of an Incentive Stock Option, employment shall not be deemed to continue beyond three months after the Participant ceased active employment, unless the Participant’s reemployment rights are guaranteed by statute or by contract. In the event that an Incentive Stock Option is exercised after the period following termination of employment that is required for qualification under Code Section 422(b), such option shall be treated as a Nonqualified Stock Option for all Plan purposes.

In the event an Outside Director terminates service as a Director, the former Director (or his or her designated Beneficiary in the event of the Outside Director’s death) shall have the right (subject to the limitation that no option may be exercised after its stated expiration date) to exercise the Option (to the extent vested pursuant to the terms of the Option Agreement and not previously exercised) within one year after such termination or on such other terms established by the Board in the Agreement or otherwise prior to termination of service.

(f) Rights as a Shareholder.  A Participant or a transferee of a Participant shall have no rights as a shareholder with respect to any Shares covered by his or her Option until the date of issuance of a stock certificate for such Shares. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 18.

(g) Modification, Extension and Renewal of Options.  Subject to the terms and conditions and within the limitations of the Plan, including the limitations of Section 22, the Administrator may modify, extend or renew outstanding Options granted to Employees and Directors under the Plan. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Participant, alter or impair any rights or obligations under any Option previously granted under the Plan or cause any Option to fail to be exempt from the requirements of Code Section 409A.

(h) Limitation of Incentive Stock Option Awards.  If and to the extent that the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which any Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan and all other plans maintained by the Company, its parent or its Subsidiaries exceeds $100,000, the excess (taking into account the order in which they were granted) shall be treated as Nonqualified Stock Options.

(i) No Reload Options.  Options that provide for the automatic grant of another option upon exercise of the original option may not be granted under the Plan.

(j) Other Provisions.  The Option Agreement shall contain such other provisions that are consistent with the terms of the Plan, including, without limitation, restrictions upon the exercise of the Option, as the Administrator shall deem advisable.

8.	STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights granted to Participants pursuant to the Plan may be granted alone, in addition to, or in conjunction with, Options.

(a) Number of Shares.  Each Stock Appreciation Right shall state the number of Shares or Share Equivalents to which it pertains, which shall be subject to adjustment in accordance with Section 18.

(b) Calculation of Appreciation; Exercise Price.  The appreciation distribution payable on the exercise of a Stock Appreciation Right will be equal to the excess of (i) the aggregate Fair Market Value (on the day before the date of exercise of the Stock Appreciation Right) of a number of Shares equal to the number of Shares or Share Equivalents in which the Participant is vested under such Stock Appreciation Right on such date, over (ii) the Exercise Price determined by the Administrator on the date of grant of the Stock Appreciation Right, which shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

(c) Term and Exercise of Stock Appreciation Rights.  Each Stock Appreciation Right shall state the time or times when it may become exercisable. No Stock Appreciation Right shall be exercisable after the expiration of seven years from the date it is granted or such lesser period established by the Administrator.

(d) Payment.  The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock or in cash, or any combination of the two, or in any other form of consideration as determined by the Administrator and contained in the Stock Appreciation Right Agreement.

(e) Limitations on Transferability.  A Stock Appreciation Right shall, during a Participant’s lifetime, be exercisable only by the Participant. No Stock Appreciation Right or any right granted thereunder shall be transferable by the Participant by operation of law or otherwise, other than by will or the laws of descent and distribution. Notwithstanding the foregoing, a Participant may designate a beneficiary to succeed, after the Participant’s death, to all of the Participant’s Stock Appreciation Rights outstanding on the date of Termination of Employment. Each Stock Appreciation Right Agreement shall set forth the extent to which the Participant shall have the right to exercise the Stock Appreciation Right following termination of the Participant’s employment or service with the Company and its Affiliates. Such provisions shall be determined in the sole discretion of the Administrator, need not be uniform among all Stock Appreciation Right Agreements entered into pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

(f) Termination of Employment.  Each Stock Appreciation Right Agreement shall set forth the extent to which the Participant shall have the right to exercise the Stock Appreciation Right following termination of the Participant’s employment of service with the Company and its Affiliates. Such provisions shall be determined in the sole discretion of the Administrator, need not be uniform among all Sock Appreciation

Rights Agreements entered into pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

(g) Rights as a Shareholder.  A Participant or a transferee of a Participant shall have no rights as a shareholder with respect to any Shares covered by his or her Stock Appreciation Right until the date of issuance of such Shares. Except as provided in Section 18, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such Shares are issued.

(h) Other Terms and Conditions.  The Stock Appreciation Right Agreement may contain such other terms and conditions, including restrictions or conditions on the vesting of the Stock Appreciation Right or the conditions under which the Stock Appreciation Right may be forfeited, as may be determined by the Administrator that are consistent with the Plan.

9.	RESTRICTED STOCK.

(a) Grants.  Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Employees and Directors to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares of Restricted Stock to be awarded, the price (if any) to be paid by the recipient of Restricted Stock, the time or times within which such Awards may be subject to forfeiture, and all other terms and conditions of the Awards. The Administrator may condition the grant of Restricted Stock upon the attainment of specified performance objectives established by the Administrator pursuant to Section 14 or such other factors as the Administrator may determine, in its sole discretion.

The terms of each Restricted Stock Award shall be set forth in a Restricted Stock Agreement between the Company and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Administrator shall require that stock certificates evidencing such shares be held by the Company until the restrictions lapse and that, as a condition of any Restricted Stock Award, the Participant shall deliver to the Company a stock power relating to the stock covered by such Award. Notwithstanding any other provision of the Plan to the contrary, except with respect to a maximum of 5% of the shares authorized for issuance under Section 6, any Awards of Restricted Stock which vest on the basis of the Participant’s length of service with the Company or its subsidiaries shall not provide for vesting that is any more rapid than annual pro rata vesting over a three-year period and any Awards of Restricted Stock which provide for vesting upon the attainment of performance goals shall provide for a performance period of at least 12 months.

(b) Restrictions and Conditions.  The shares of Restricted Stock awarded pursuant to this Section 9 shall be subject to the following restrictions and conditions:

(i) During a period set by the Administrator commencing with the date of such Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, assign or encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Administrator, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance or such other factors or criteria as the Administrator may determine in its sole discretion.

(ii) Except as provided in this paragraph (ii) and paragraph (i) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Administrator, in its sole discretion, as determined at the time of Award, may provide that the payment of cash dividends shall or may be deferred and, if the Administrator so determines, invested in additional shares of Restricted Stock to the extent available under Section 6, or otherwise invested. Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

(iii) The Administrator shall specify the conditions under which shares of Restricted Stock shall vest or be forfeited and such conditions shall be set forth in the Restricted Stock Agreement.

(iv) If and when the Restriction Period applicable to shares of Restricted Stock expires without a prior forfeiture of the Restricted Stock, certificates for an appropriate number of unrestricted shares shall be delivered promptly to the Participant, and the certificates for the shares of Restricted Stock shall be cancelled.

10.	RESTRICTED STOCK UNITS.

(a) Grants.  Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Employees and Directors to whom, and the time or times at which, grants of Restricted Stock Units will be made, the number of Restricted Stock Units to be awarded, the price (if any) to be paid by the recipient of the Restricted Stock Units, the time or times within which such Restricted Stock Units may be subject to forfeiture, and all other terms and conditions of the Restricted Stock Unit Awards. The Administrator may condition the grant of Restricted Stock Unit Awards upon the attainment of specified performance objectives established by the Administrator pursuant to Section 14 or such other factors as the Administrator may determine, in its sole discretion.

The terms of each Restricted Stock Unit Award shall be set forth in a Restricted Stock Unit Award Agreement between the Company and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan. With respect to a Restricted Stock Unit Award, no certificate for shares of stock shall be issued at the time the grant is made (nor shall any book entry be made in the records of the Company) and the Participant shall have no right to or interest in shares of stock of the Company as a result of the grant of Restricted Stock Units.

(b) Restrictions and Conditions.  The Restricted Stock Units awarded pursuant to this Section 10 shall be subject to the following restrictions and conditions:

(i) At the time of grant of a Restricted Stock Unit Award, the Administrator may impose such restrictions or conditions on the vesting of the Restricted Stock Units, as the Administrator deems appropriate. Within these limits, the Administrator, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance, a Change in Control or such other factors or criteria as the Administrator may determine in its sole discretion. The foregoing notwithstanding, no action pursuant to the preceding sentence may alter the time of payment of the Restricted Stock Unit Award, if such alteration would cause the Award to be subject to penalty under Code Section 409A.

(ii) Dividend equivalents may be credited in respect of Restricted Stock Units, as the Administrator deems appropriate. Such dividend equivalents may be paid in cash or converted into additional Restricted Stock Units by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of Shares equal to the number of Restricted Stock Units then credited by (2) the Fair Market Value per Share on the payment date for such dividend. The additional Restricted Stock Units credited by reason of such dividend equivalents will be subject to all of the terms and conditions of the underlying Restricted Stock Unit Award to which they relate.

(iii) The Administrator shall specify the conditions under which Restricted Stock Units shall vest or be forfeited and such conditions shall be set forth in the Restricted Stock Unit Agreement.

(c) Deferral Election.  Each recipient of a Restricted Stock Unit Award may be eligible, subject to Administrator approval, to elect to defer all or a percentage of any Shares he or she may be entitled to receive upon the lapse of any restrictions or vesting period to which the Award is subject. This election shall be made by giving notice in a manner and within the time prescribed by the Administrator and in compliance with the requirements of Code Section 409A. Each Participant must indicate the percentage (expressed in whole percentages) he or she elects to defer of any Shares he or she may be entitled to receive. If no notice is given, the Participant shall be deemed to have made no deferral election. Each deferral election filed with the Administrator shall become irrevocable on and after the prescribed deadline.

11.	PERFORMANCE SHARES.

(a) Grants.  Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Employees and Directors to whom, and the time or times at which, grants of Performance Shares will be made, the number of Performance Shares to be awarded, the price (if any) to be paid by the recipient of the Performance Shares, the time or times within which such Performance Shares may be subject to forfeiture, and all other terms and conditions of the Performance Share Awards. The Administrator may condition the grant of Performance Share Awards upon the attainment of specified performance objectives established by the Administrator pursuant to Section 14 or such other factors as the Administrator may determine, in its sole discretion.

The terms of each Performance Share Award shall be set forth in a Performance Share Award Agreement between the Company and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan. With respect to a Performance Share Award, no certificate for shares of stock shall be issued at the time the grant is made (nor shall any book entry be made in the records of the Company) and the Participant shall have no right to or interest in shares of stock of the Company as a result of the grant of Performance Shares.

(b) Restrictions and Conditions.  The Performance Shares awarded pursuant to this Section 11 shall be subject to the following restrictions and conditions:

(i) At the time of grant of a Performance Share Award, the Administrator may set performance objectives in its discretion which, depending on the extent to which they are met, will determined the number of Performance Shares that will be paid out to the Participant. The time period during which the performance objectives must be met will be called the “Performance Period.” After the applicable Performance Period has ended, the recipient of the Performance Shares will be entitled to receive the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Share Award, the Administrator, in its sole discretion, may reduce or waive any performance objective for such Performance Share Award; provided, however, that no performance objective may be waved or reduced for a Covered Employee and provided further that no such action may alter the time of payment of the Performance Share Award, if such alteration would cause the award to be subject to penalty under Code Section 409A.

(ii) Dividend equivalents will not be credited in respect of any unearned Performance Share Award during the applicable Performance Period.

12.	OTHER SHARE-BASED AWARDS.

(a) Grants.  Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (“Other Share-Based Awards”), may be granted either alone or in addition to or in conjunction with other Awards under this Plan. Awards under this Section 12 may include (without limitation) Stock Rights, the grant of Shares conditioned upon some specified event, the payment of cash based upon the performance of the Shares or the grant of securities convertible into Shares.

Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Employees and Directors to whom and the time or times at which Other Share-Based Awards shall be made, the number of Shares or other securities, if any, to be granted pursuant to Other Share-Based Awards, and all other conditions of the Other Share-Based Awards. The Administrator may condition the grant of an Other Share-Based Award upon the attainment of specified performance goals or such other factors as the Administrator shall determine, in its sole discretion. In granting an Other Share-Based Award, the Administrator may determine that the recipient of an Other Share-Based Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Shares or other securities covered by the Award, and the Administrator may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. The terms of any Other Share-Based Award shall be set forth in an Other Share-Based Award Agreement between the Company and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan.

(b) Terms and Conditions.  In addition to the terms and conditions specified in the Other Share-Based Award Agreement, Other Share-Based Awards shall be subject to the following:

(i) Any Other Share-Based Award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued or the Award becomes payable, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(ii) The Other Share-Based Award Agreement shall contain provisions dealing with the disposition of such Award in the event of termination of the Employee’s employment or the Director’s service prior to the exercise, realization or payment of such Award, and the Administrator in its sole discretion may provide for payment of the Award in the event of the Participant’s retirement, Disability or death or a Change of Control, with such provisions to take account of the specific nature and purpose of the Award.

13.	OTHER PAYMENTS IN SHARES.

Shares may be issued under this Plan to satisfy the payment of all or part of an award pursuant to the Company’s annual bonus plan. In addition, all or part of any Director’s fees may be paid in Shares or Share Equivalents issued under this Plan. Any Shares issued pursuant to this Section 13 shall reduce the number of Shares authorized under Section 6 but shall not be considered an Award for purposes of the maximum grant limitation in Section 5(b).

14.	PERFORMANCE OBJECTIVES.

(a) Authority to Establish.  The Administrator shall determine the terms and conditions of Awards at the date of grant or thereafter; provided that performance objectives for each year, if any, shall be established by the Administrator not later than the latest date permissible under Code Section 162(m).

(b) Criteria.  To the extent that such Awards are paid to Employees the performance objectives to be used, if any, shall be expressed in terms of one or more of the following: total shareholder return; earnings per share; stock price; return on equity; net earnings; income from continuing operations; related return ratios; cash flow; net earnings growth; earnings before interest, taxes, depreciation and amortization (EBITDA); gross or operating margins; productivity ratios; expense targets; operating efficiency; market share; customer satisfaction; working capital targets (including, but not limited to, days sales outstanding); return on assets; increase in revenues; decrease in expenses; increase in funds from operations (FFO); and increase in FFO per share. Awards may be based on performance against objectives for more than one Subsidiary or segment of the Company. For example, awards for an Executive employed by the Company may be based on overall corporate performance against objectives, but awards for an Executive employed by a Subsidiary may be based on a combination of corporate, segment and Subsidiary performance against objectives. Performance objectives, if any, established by the Administrator may be (but need not be) different from year to year, and different performance objectives may be applicable to different Participants. Performance objectives may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more performance objectives. In addition, performance objectives may be based upon the attainment of specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations.

(c) Adjustments.  The Committee shall specify the manner of adjustment of any performance objectives to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual or non-recurring items; changes in applicable laws, regulations or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets or other similar corporate transaction. Any adjustment to performance objectives pursuant to this Section 14(c) shall be done in accordance with Code Section 162(m).

15.	CHANGE IN CONTROL.

(a) Discretion to Accelerate.  An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the applicable Award Agreement and determined by the Administrator on a grant-by-grant basis or as may be provided in any other written agreement between the Company and any Affiliate or Subsidiary and the Participant; provided, however, that in the absence of such provision, no such acceleration shall occur and any such acceleration shall be subject to the limits set forth in Section 15(b).

(b) Limitation on Acceleration.  In connection with any acceleration of vesting or change in exercisability upon or after a Change in Control, if any amount or benefit to be paid or provided under an Award or under any other agreement between a Participant and Company would be an Excess Parachute Payment (including after taking into account the value, to the maximum extent permitted by Code Section 280G, of covenants by or restrictions on Participant following the Change in Control), then the payments and benefits to be paid or provided will be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment; provided, however, that the foregoing reduction will not be made if such reduction would result in a Participant receiving an After-Tax Amount less than 90% of the After-Tax Amount of the payments Participant would have received under such Awards or any other agreement without regard to this limitation. Whether requested by a Participant or the Company, the determination of whether any reduction in such payments or benefits is required pursuant to the preceding sentence, and the value to be assigned to any covenants by or restrictions on Participant, for purposes of determining the amount, if any, of the Excess Parachute Payment will be made at the expense of the Company by the Company’s independent accountants or benefits consultant. The fact that a Participant’s right to payments or benefits may be reduced by reason of the limitations contained in this paragraph will not of itself limit or otherwise affect any other rights of a Participant under any other agreement. In the event that any payment or benefit intended to be provided is required to be reduced pursuant to this paragraph, a Participant will be entitled to designate the payments and/or benefits to be so reduced in order to give effect to this paragraph; provided, however, that payments that do not constitute deferred compensation within the meaning of Section 409A will be reduced first. The Company will provide Participant with all information reasonably requested by Participant to permit Participant to make such designation. In the event that Participant fails to make such designation within 10 business days after receiving notice from the Company of a reduction under this paragraph, the Company may effect such reduction in any manner it deems appropriate.

16.	FORFEITURE FOR CAUSE.

Notwithstanding any other provision of this Plan to the contrary, if the Participant engages in conduct which constitutes Cause prior to, or during the twelve month period following, the exercise of the Option or the vesting of the Award, the Administrator (or its delegate) may:

(a) rescind the exercise of any Option exercised during the period beginning twelve months prior to through 24 months after the Participant’s termination of employment or service with the Company or its Affiliates and cancel all outstanding Awards within 24 months after the Participant’s termination of employment or service with the Company or its Affiliates; and

(b) demand that the Participant pay over to the Company the proceeds (less the Participant’s purchase price, if any) received by the Participant upon (i) the sale, transfer or other transaction involving the Shares acquired upon the exercise of any Option exercised during the period beginning twelve months prior to through 24 months after the Participant’s termination of employment or service with the Company or its Affiliates or (ii) the vesting of any Award within twelve months prior to through 24 months after the Participant’s termination of employment or service with the Company or its Affiliates, in such manner and on such terms and conditions as may be required, and, without limiting any other remedy the Company or its Affiliates may have, the Company shall be entitled to set-off against the amount of any such proceeds any amount owed the Participant by the Company or its Affiliates to the fullest extent permitted by law.

17.	TERM OF PLAN.

Awards may be granted pursuant to the Plan until the termination of the Plan on January 10, 2016.

18.	RECAPITALIZATION.

Subject to any required action by the shareholders, the number of Shares covered by this Plan as provided in Section 6, the maximum grant limitation in Section 5(b), the number of Shares or Share Equivalents covered by or referenced in each outstanding Award, and the Exercise Price of each outstanding Option or Stock Appreciation Right and any price required to be paid for Restricted Stock or Other Share-Based Award shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares, the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Company or the declaration of a dividend payable in cash that has a material effect on the price of issued Shares.

Subject to any required action by the shareholders, if the Company shall be a party to any merger, consolidation or other reorganization, each outstanding Award shall pertain and apply to the securities to which a holder of the number of Shares or Share Equivalents subject to the Award would have been entitled. In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes the Option to fail to continue to qualify as an incentive stock option within the meaning of Code Section 422 or subject the Option to the requirements of Code Section 409A.

Except as expressly provided in this Section 18, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another Company, and any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall not affect the number or price of Shares subject to the Option.

The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business assets.

19.	SECURITIES LAW REQUIREMENTS AND LIMITATION OF RIGHTS.

(a) Securities Law.  No Shares shall be issued pursuant to the Plan unless and until the Company has determined that: (i) it and the Participant have taken all actions required to register the Shares under the Securities Act of 1933 or perfect an exemption from registration; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of state or federal law has been satisfied.

(b) Employment Rights.  Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain employed by the Company or an Affiliate or to remain a Director. The Company and its Affiliates reserve the right to terminate the employment of any employee at any time, with or without cause or for no cause, subject only to a written employment contract (if any), and the Board reserves the right to terminate a Director’s membership on the Board for cause in accordance with the Company’s Restated Certificate of Incorporation.

(c) Shareholders’ Rights.  Except as provided by the Administrator in accordance with Section 12, a Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Award prior to the issuance of a stock certificate for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued.

(d) Creditors’ Rights.  A holder of an Other Share-Based Award shall have no rights other than those of a general creditor of the Company. An Other Share-Based Award shall represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Other Share-Based Award Agreement. An Other Share-Based Award shall not be deemed to create a trust for the benefit of any individual.

20.	BENEFICIARY DESIGNATION.

Participants and their Beneficiaries may designate on the prescribed form one or more Beneficiaries to whom distribution shall be made of any Award outstanding at the time of the Participant’s or Beneficiary’s death. A Participant or Beneficiary may change such designation at any time by filing the prescribed form with the Administrator. If a Beneficiary has not been designated or if no designated Beneficiary survives the Participant or Beneficiary, distribution will be made to the residuary beneficiary under the terms of the Participant’s or Beneficiary’s last will and testament or, in the absence of a last will and testament, to the Participant’s or Beneficiary’s estate as Beneficiary.

21.	AMENDMENT OF THE PLAN.

The Board may suspend or discontinue the Plan or revise or amend it with respect to any Shares at the time not subject to Awards except that, without approval of the shareholders of the Company, no such revision or amendment shall:

(a) Increase the number of Shares subject to the Plan;

(b) Change the designation in Section 5 of the class of Employees eligible to receive Awards;

(c) Decrease the price at which Incentive Stock Options may be granted;

(d) Remove the administration of the Plan from the Administrator; or

(e) Amend this Section 21 to defeat its purpose.

22.	NO AUTHORITY TO REPRICE.

Without the consent of the shareholders of the Company, except as provided in Section 18, the Administrator shall have no authority to effect either (i) the repricing of any outstanding Options or Stock Appreciation Rights under the Plan or (ii) the cancellation of any outstanding Options or Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Options or Stock Appreciation Rights under the Plan covering the same or different numbers of shares of Common Stock.

23.	NO OBLIGATION TO EXERCISE OPTION.

The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

24.	APPROVAL OF SHAREHOLDERS.

This Plan and any amendments requiring shareholder approval pursuant to Section 21 shall be subject to approval by affirmative vote of the shareholders of the Company. Such vote shall be taken at the first annual meeting of shareholders following the adoption of the Plan or of any such amendments, or any adjournment of such meeting.

25.	WITHHOLDING TAXES.

(a) General.  To the extent required by applicable law, the person exercising any Option granted under the Plan or the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company for the satisfaction of any applicable withholding tax obligations. The Company shall not be required to make such payment or distribution until such obligations are satisfied.

(b) Other Awards.  The Administrator may permit a Participant who exercises Nonqualified Stock Options or who vests in Restricted Stock Awards to satisfy all or part of his or her withholding tax obligations by having the Company withhold a portion of the Shares that otherwise would be issued to him or her under such Nonqualified Stock Options or Restricted Stock Awards. Such Shares shall be valued at the Fair Market Value on the day preceding the day when taxes otherwise would be withheld in cash. The payment of withholding taxes by surrendering Shares to the Company, if permitted by the Administrator, shall be subject to such restrictions as the Administrator may impose, including any restrictions required by rules of the Securities and Exchange Commission.

26.	SUCCESSORS AND ASSIGNS.

The Plan shall be binding upon the Company, its successors and assigns, and any parent Company of the Company’s successors or assigns. Notwithstanding that the Plan may be binding upon a successor or assign by operation of law, the Company shall require any successor or assign to expressly assume and agree to be bound by the Plan in the same manner and to the same extent that the Company would be if no succession or assignment had taken place.

27.	EXECUTION.

To record the adoption of the Plan as amended on January 13, 2009, the Company has caused its authorized officer to execute the same.

ABM INDUSTRIES INCORPORATED

By:	/s/ Erin Andre

Title:	Senior Vice President,
Human Resources